Exhibit 15.2

	CHAIRMAN EMERITUS CLARENCE M. NETHERLAND CHAIRMAN & CEO	EXECUTIVE COMMITTEE G LANCE BINDER • DALLAS DANNY D. SIMMONS • HOUSTON
WORLDWIDE PETROLEUM CONSULTANTS ENGINEERING • GEOLOGY • GEOPHYSICS • PETROPHYSICS	FREDERIC D. SEWAL PRESIDENT & COO C.H. (SCOTT) REES III	P. SCOTT FROST • DALLAS DAN PAUL SMITH • DALLAS JOSEPH J. SPELLMAN • DALLAS THOMAS J. TELLA II • DALLAS

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the reference to our firm on this Form 20-F Registration Statement of TransAtlantic Petroleum (USA) Corp., and to the incorporation by reference of information relating to our proved reserves as of December 31, 2004, December 31, 2005, and December 31, 2006, in certain oil and gas properties located in Bayou Couba Field, St. Charles Parish, Louisiana, and East and South Gillock Fields, Galveston County, Texas.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ J. Carter Henson, Jr.
J. Carter Henson, Jr., P.E. Senior Vice President

Houston, Texas

October 5, 2007

4500 THANKSGIVING TOWER • 1601 ELM STREET • DALLAS, TEXAS 75201-4754 • PH.: 214-969-5401 • FAX: 214-969-5411	nsai@nsai-petro.com
1221 LAMAR STREET, SUITE 1200 • HOUSTON, TEXAS 77010-3072 • PH: 713-654-4950 • FAX: 713-654-4951	netherlandsewell.com